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EXHIBIT 4.3

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

        This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of October 3, 2000 ("Agreement"), by and among GOLF GALAXY, INC., a Minnesota corporation (the "Company"), WILLIAM BLAIR CAPITAL PARTNERS V, L.P. ("Blair"), PRIMUS CAPITAL FUND IV LIMITED PARTNERSHIP ("Primus Capital"), PRIMUS EXECUTIVE FUND LIMITED PARTNERSHIP ("Primus Executive"), FdG Capital Partners LLC ("FCP"), FdG-Chase Capital Partners LLC (together with FCP, "FdG"), The Musicland Group, Inc. ("Musicland") (FdG, Musicland, Blair, Primus Capital and Primus Executive, collectively called the "Investors"), RANDALL K. ZANATTA ("Zanatta") and GREGORY B. MAANUM ("Maanum").

RECITALS

        (A)  The Company, the Investors (except for Musicland), Zanatta and Maanum are parties to that certain Amended and Restated Registration Rights Agreement dated as of July 9, 1999.

        (B)  In connection with the issuance to Musicland of shares of the Series D Convertible Preferred (as hereinafter defined) pursuant to the Stock Purchase Agreement (as hereinafter defined), the parties desire to amend and restate the Registration Rights Agreement to provide for certain securities registration rights to the Holders of the Series D Convertible Preferred and to make other changes more fully set forth below.

AGREEMENTS

        In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.    Definitions.    Terms initially capitalized but not otherwise defined herein shall have the meanings given such terms in the Stock Purchase Agreement, except for the following:

            "Affiliate" shall mean any entity controlling, controlled by or under common control with another entity. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act. With respect to any person who is a limited partnership, Affiliate shall also mean any general partner or limited partner of such limited partnership, or any Person which is a general partner in a general or limited partnership which is a general partner of such limited partnership.

            "Common" means the Company's Common Stock, $.01 par value per share, and any Stock into which such stock may hereafter be changed.

            "Company" shall have the meaning set forth in the preamble hereto.

            "Conversion Stock" means Common issued upon conversion of the Convertible Preferred.

            "Convertible Preferred" shall mean the Series A Convertible Preferred, the Series B Convertible Preferred, the Series C Convertible Preferred and the Series D Convertible Preferred.

            "Holders" means the Persons who shall, from time to time, own of record any Security. The term "Holder" shall mean any one of the Holders.

            "Initial Public Offering" shall mean the initial firm commitment underwritten public offering of Common by means of a Registration Statement filed by the Company, which offering does not exclusively relate to the securities under an employee stock option, bonus or other compensation plan.

            "Management Stock" shall mean Common held by a Management Shareholder; provided, however, that Management Stock shall not be deemed to include any shares after such have been registered under the Securities Act and sold pursuant to such registration or any shares sold without registration under the Securities Act in compliance with Rule 144, or pursuant to any other exemption from registration under the Securities Act to a Person who is free to resell such shares without registration or restriction under the Securities Act; and provided, further, that any time subsequent to the closing of the Initial Public Offering, Management Stock shall not include any shares which are eligible to be sold without registration under the Securities Act in compliance with Subsection (k) of Rule 144.

            "Management Shareholders" shall mean Zanatta and Maanum, in each such case, so long as either continues to be an employee, director, officer, agent or consultant of the Company or any of its Subsidiaries. For the purpose of this Agreement, shares of Management Stock held by any transferee to whom shares may be transferred with registration rights by a Management Shareholder pursuant to Section 10 hereof, shall be deemed to be held by the transferring Management Shareholder.

            "Minimum Price", at any time, shall mean the product of 2.5 multiplied by the then applicable Conversion Price of the Series C Convertible Preferred, as determined in accordance with the Company's Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock of the Company.

            "Other Registrable Stock" means up to 135,416 shares of Common (subject to anti-dilution adjustments) issuable upon exercise of warrants outstanding on the date hereof, to the extent that Holders of such shares or warrants are entitled to require registration of such shares in a registration to which this agreement applies.

            "Person" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a governmental organization or any agency or political subdivision thereof.

            "Prospectus" shall mean any prospectus which is a part of a Registration Statement, together with all amendments or supplements thereto.

            "Registrable Conversion Stock" shall mean at any time, the shares of the then outstanding Conversion Stock and the Conversion Stock then issuable upon conversion of the then outstanding Convertible Preferred, owned by any Investor or any subsequent Holder of Registrable Stock having rights hereunder pursuant to Section 10 hereof; provided, however, that Registrable Stock shall not be deemed to include any shares after such shares have been registered under the Securities Act and sold pursuant to such registration or any shares sold without registration under the Securities Act in compliance with Rule 144, or pursuant to any other exemption from registration under the Securities Act to a Person who is free to resell such shares without registration or restriction under the Securities Act; and provided, further, that any time subsequent to the closing of the Initial Public Offering, Registrable Stock shall not include any shares which are eligible to be sold without registration under the Securities Act in compliance with Subsection (k) of Rule 144.

            "Registrable Stock" shall mean the Registrable Conversion Stock and the Registrable Warrant Stock, collectively.

            "Registrable Warrant Stock" shall mean at any time, the shares of the then outstanding Warrant Stock, and the Warrant Stock then issuable upon conversion of the Warrants, owned by Musicland; provided, however, that Registrable Stock shall not be deemed to include any shares after such shares have been registered under the Securities Act and sold pursuant to such registration or any shares sold without registration under the Securities Act in compliance with Rule 144, or pursuant to any other exemption from registration under the Securities Act to a Person who is free to resell such shares without registration or restriction under the Securities Act; and provided, further, that any time subsequent to the closing of the Initial Public Offering, Registrable Stock shall not include any shares which are eligible to be sold without registration under the Securities Act in compliance with Subsection (k) of Rule 144.

            "Registration Statement" shall mean any registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, together with all amendments or supplements thereto.

            "Securities" shall mean any debt or equity securities of the Company, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean any one of the Securities.

            "Securities Act" shall mean the Securities Act of 1933, as amended prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

            "Securities and Exchange Commission" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

            "Seller" shall mean each Holder of Securities of the Company as to which Securities the Company could be required to file a Registration Statement or which could be registered under the Securities Act at the request of such Holder pursuant to any of the provisions of this Agreement.

            "Series A Convertible Preferred" shall mean the Company's Series A Convertible Preferred Stock, $1.00 par value per share, and any Stock into which such Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

            "Series B Convertible Preferred" shall mean the Company's Series B Convertible Preferred Stock, $1.00 par value per share, and any Stock into which such Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

            "Series C Convertible Preferred" shall mean the Company's Series C Convertible Preferred Stock, $1.00 par value per share, and any Stock into which such Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

            "Series D Convertible Preferred" shall mean the Company's Series D Convertible Preferred Stock, $1.00 par value per share, and any Stock into which such Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

            "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participation in, corporate stock.

            "Stock Purchase Agreement" shall mean the Stock Purchase Agreement between the Company and Musicland dated as of October 2, 2000.

            "Warrant Stock" shall mean the Common issued upon exercise of the Warrants.

          2.    Required Registrations.

            (A)  At any time after an Initial Public Offering upon the written request to register any number of shares of Registrable Stock under the Securities Act made by Holders of (i) more than 15% of the then existing shares of Registrable Conversion Stock or (ii) Registrable Conversion Stock that would have an estimated aggregate offering price of at least $20 million, the Company will use its best efforts to effect the registration of such Registrable Stock under the Securities Act on Form S-2, S-3 or any similar short-form registration, or if Form S-2, S-3 or such similar short-form registration is not available, on Form S-1 or any similar long-form registration and the registration or qualification thereof under all applicable state securities or blue sky laws, but only to the extent provided for in the following provisions of this Agreement. A request pursuant to this Section 2(A) shall state the intended method of disposition of the Registrable Stock sought to be registered. Whenever the Company shall, pursuant to this Section 2(A), be requested to effect the registration of any Registrable Stock under the Securities Act, the Company shall promptly give written notice of such proposed registration to all Holders of Registrable Stock, stating that such Holders have the right to request that any or all of the Registrable Stock owned by them be included in such registration. The Company shall include in such registration all Registrable Stock with respect to which the Company receives written requests from the Holders thereof for inclusion therein (stating the intended method of disposition of such Stock); and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration, under the Securities Act, of such Registrable Stock which the Company has been requested to register for disposition by such Holders in accordance with the intended method of disposition described in the requests of such Holders, all to the extent requisite to permit such sale or other disposition by such Holders of the Registrable Stock so registered. Notwithstanding the above, the Company shall only be obligated to effect one registration on Form S-1 or any similar long-form registration unless in any such registration, the Holders of Registrable Stock are not permitted, pursuant to the provisions of Section 8(A), to register all of the shares of Registrable Stock which they have requested be registered, in which case the Holders may request a second registration on Form S-1 or any similar long-form registration, if Form S-2 or S-3 or such similar short-form registration is not available. No Management Shareholder shall be entitled to initiate or request a registration pursuant to this Section 2(A), but a Management Shareholder may include its Management Stock in such registration and in registrations effected pursuant to Section 2(C) and 3 hereof, subject to the restrictions contained in Section 8 hereof.

            (B)  The Holders of at least 60% of the Registrable Conversion Stock included in a Registration Statement filed pursuant to this Section 2 shall have the right to select with the consent of the Company (which consent may not be unreasonably withheld) the investment banker or bankers who shall serve as the manager and/or co-managers for the offering of Securities covered by such Registration Statement.

            (C)  From and after the date, if any, that the Company is entitled to register Common for sale by the Holders thereof under the Securities Act on Form S-2 or S-3 or any form hereafter adopted by the Securities and Exchange Commission to take the place of Form S-2 or S-3, the Holder or Holders of Registrable Stock shall be entitled to require the Company to register Registrable Stock pursuant to the provisions of Section 2(A) hereof for an unlimited number of times, and the Company shall comply with each such request in accordance with the terms of Section 2(A) hereof.

            (D)  Subject to Section 8 (C) hereof and the Company's performance of its obligations hereunder with respect to all previous requests to register shares made pursuant to this Section 2 and/or Section 3, below, Holders of Registrable Stock may not make more than one request pursuant to this Section 2 in any twelve month period.

          3.    Incidental Registration.    If the Company at any time proposes or is required to register any of its Securities under the Securities Act or any applicable state securities or blue sky laws on a form which permits inclusion of the Registrable Stock and/or Management Stock (including, without limitation, if such registration was initiated by a demand pursuant to Section 2 above), it will each such time give written notice to all Holders of then existing Registrable Stock and/or Management Stock of its intention so to do. Upon the written request of any such Holder given within 20 days after receipt of any such notice, the Company will use its best efforts to cause all such Stock which such Holders shall have requested be registered to be registered under the Securities Act and any applicable state securities or blue sky laws all to the extent requisite to permit the sale or other disposition by such Holders of the Registrable Stock and/or Management Stock so registered. No registrations of Registrable Stock and/or Management Stock under this Section 3 shall relieve the Company of its obligation to effect registrations under Section 2 hereof, or shall constitute a registration request by any Holder of Registrable Stock under Section 2 (i.e. participation by one or more Holders of Registrable Stock in a registration pursuant to this Section 3, which was initiated pursuant to Section 2 shall only be treated in the aggregate as one request for a registration pursuant to Section 2). The Company shall have the right to select the investment banker or bankers who shall serve as the manager and/or co-managers for all registrations of offerings of Securities under this Section 3 initiated by the Company, provided, however, that if the registration in which Holders of Registrable Stock request to participate herein is the initial registration under the Securities Act by the Company of an underwritten public offering of Common, then such investment banker or bankers shall be selected for such registration and offering of Securities by the Company, but only with the consent of the Holders of at least 60% of the Registrable Conversion Stock included therein, which consent shall not be unreasonably withheld.

          4.    Registration Procedures.    Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Stock under the Securities Act, the Company will, as expeditiously as possible:

            (A)  prepare and file with the Securities and Exchange Commission a Registration Statement with respect to such Stock and use its best efforts to cause such Registration Statement to become and remain effective for a period of not less than one year, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to counsel for the Holders of Stock included in such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

            (B)  prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one year and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Sellers thereof set forth in such Registration Statement;

            (C)  furnish to each Seller such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement (including each preliminary Prospectus), and such other documents, as such Seller may reasonably request in order to facilitate the public sale or other disposition of the Securities owned by such Seller;

            (D)  use every reasonable effort to register or qualify all the Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Seller shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Seller to consummate the public sale or other disposition in such jurisdiction of the Securities owned by such Seller covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

            (E)  notify each Seller at any time when a Prospectus relating to the Securities of such Seller covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of any such Seller, prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (F)  cause all such Securities covered by such Registration Statement to be listed on each securities exchange on which Securities of the same class are then listed;

            (G)  provide a transfer agent and registrar for Common not later than the effective date of such Registration Statement;

            (H)  enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of at least a majority of the Stock included in such Registration Statement pursuant to the provisions of this Agreement or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Securities (including, without limitation, effecting a stock split or a combination of shares);

            (I)   make available for inspection by any Seller, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Seller who is the Holder of at least 5% of the Stock included in such registration pursuant to the provisions of this Agreement or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; and

            (J)   obtain a cold comfort letter from the Company's independent public accountants and/or a legal opinion letter from the Company's counsel in customary form and covering such matters of the type customarily covered by cold comfort letters or legal opinion letters, as the case may be, as the underwriters or the Holders of at least a majority of the Stock included in such Registration Statement pursuant to the provisions of this Agreement reasonably request.

          5.    Expenses.    To the fullest extent allocable under applicable state securities and blue sky laws, all expenses incurred in effecting the first registration provided for in Section 2(A) hereof, and in effecting all of the registrations provided for in Section 2(C) and all of the registrations provided for in Section 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of one law firm serving as counsel for the Sellers (who shall be selected by Sellers holding at least 60% of the Registrable Conversion Stock being offered), underwriting expenses other than underwriting discounts and commissions, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Subsection (D) of Section 4 hereof, shall be borne and paid by the Company; provided, however, that if, pursuant to the provisions of Section 8(A), the Holders of Registrable Stock shall be entitled to register less than the total number of shares of Registrable Stock that all of such Holders requested be registered pursuant to Section 2(A), then the Company shall bear and pay all expenses incurred in effecting the first two registrations provided for in Section 2(A).

          6.    Indemnification.

            (A)  In the event of any registration of any of its Securities under the Securities Act pursuant to this Agreement, the Company, to the extent permitted by law, shall indemnify and hold harmless the Seller of such Securities, each underwriter (as defined in the Securities Act), each other Person who participates in the offering of such Securities, and each other Person, if any, who controls (within the meaning of the Securities Act) such Seller, underwriter or participating Person, against any losses, claims, damages or liabilities, joint or several, to which such Seller, underwriter, participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any Securities being registered, or any amendment or supplement thereto, or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Seller, or any such underwriter, participating Person or controlling Person for any legal or other expenses reasonably incurred by such Seller, underwriter, participating Person or controlling Person in connection with investigating or defending any such loss, damage, liability or action; provided, however, that the Company shall not be liable to any Seller, or any such underwriter, participating Person, or controlling Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Seller, specifically for use therein; and, provided, further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any Preliminary Prospectus, Final Prospectus, supplement or amendment, but eliminated or remedied in the Final Prospectus or subsequent supplements and amendments, as the case may be, such indemnity agreement shall not inure to the benefit of the indemnified Person if the Person asserting any loss, claim, damage or liability if such Person had an obligation to deliver a copy of the materials eliminating or remedying the untrue statement or omission to the persons who purchased the securities and failed to do so.

            (B)  Each Holder of Registrable Stock and Management Stock, by acceptance thereof, severally and not jointly, indemnifies and holds harmless each other Holder of Registrable Stock and/or Management Stock, the Company, its directors and officers, each underwriter (as defined in the Securities Act), and each other Person, if any, who controls (within the meaning of the Securities Act) the Company, any underwriter or any Holder, against any losses, claims, damages, or liabilities, joint or several, to which any such other Holder, the Company, any such director or officer, any such underwriter, or any such Person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Stock and/or Management Stock is registered under the Securities Act at the request of such Holder, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any such Securities being registered, or any amendment or supplement thereto, or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case of (1) or (2) to the extent, and only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein and in connection with such Holder's status as a selling shareholder, and then only to the extent that such alleged untrue statements or alleged omissions by such Holder were not based on the authority of an expert as to which such Holder had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Notwithstanding the foregoing provisions of this Subsection (B), no Holder shall be required to pay'under such provisions an amount in excess of the proceeds received by such Holder in payment for the Securities sold by such Holder pursuant to the Registration Statement.

            (C)  Indemnification similar to that specified in Subsections (A) and (B) of this Section 6 shall be given by the Company and each Seller (with such modifications as shall be appropriate) covered by any registration or other qualification of Securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Agreement.

            (D)  Any Person which proposes to assert the right to be indemnified under Subsections (A), (B) or (C) of this Section 6 shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such Person in respect of which a claim is to be made against an indemnifying Person under such Subsections (A), (B) or (C), notify each such indemnifying Person of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action and to employ separate counsel in any such action and to control the defense thereof. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to control the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought; provided, however, that notwithstanding the foregoing, in any case when indemnification is sought against the Company and (i) the Person seeking indemnification has been advised by counsel that its defenses may be different from those of the Company, or (ii) the indemnifying person has not proceeded in a timely manner to effect such defense, then the reasonable fees and expenses of counsel for such Person shall be paid by the Company and the indemnified Person shall have the right to control the defense of such action, suit or proceeding.

    In no event shall a Person against whom indemnification is sought under Subsections (A), (B) or (C) be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's or Company's consent, as the case may be.

            (E)  The indemnification provided for under this Section 6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Securities.

          7.    Participation in Underwritten Registrations.    No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that no Holder of Registrable Stock and/or Management Stock shall be required to make any representations or warranties or to provide information in the Registration Statement relating to such registration except, in either case, with respect to itself and its intended method of disposition of Registrable Stock.

          8.    Marketing Restrictions.

            (A)  If

              (1)   any Holder of Registrable Stock is entitled and wishes to register any Conversion Stock in a registration made pursuant to Section 2 hereof, and

              (2)   the offering proposed to be made by the Holder or Holders for whom such registration is to be made is to be an underwritten public offering, and

              (3)   the Company or one or more Holders of Securities other than Registrable Conversion Stock wishes to register Securities in such registration, and

              (4)   the managing underwriters of such public offering furnish a written opinion that the total amount of Securities to be included in such offering would exceed the maximum amount of Securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such Securities and without otherwise materially and adversely affecting such offering, then the relative rights to participate in such offering of the Holders of Registrable Stock, the Holders of other Securities having the right to include such Securities in such registration, and the Company shall be in the following order of priority:

              First:    The Holders of Registrable Conversion Stock, together with Holders of Other Registrable Stock, shall be entitled to participate in accordance with the number of shares of Registrable Stock or Other Registrable Stock which each such Holder shall request to be registered, such participation to be in accordance with the relative priorities, as shall exist among them, or, if no such relative priorities exist, pro rata in accordance with the number of shares which each such Holder shall request be registered if, pursuant to clause 4 of this Subsection (A), the total amount of Securities to be included in the offering will be less than the number of shares of Registrable Stock and Other Registrable Stock that all of such Holders shall request be registered; and then

              Second:    The Holders of Registrable Warrant Stock shall be entitled to participate; and then

              Third:    The Company shall be entitled to participate; and then

              Fourth:    The Holders of Management Stock shall be entitled to participate in accordance with the number of shares of Management Stock which each such Holder shall request to be registered, such participation to be pro rata in accordance with the number of shares which each such Holder shall request be registered; and then

              Fifth:    All Holders of other Securities having the right to include such Securities in such registration shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them.

    and no Securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for public sale or other public disposition or otherwise sold, including a sale pursuant to Rule 144, by the Company or any Holder of Registrable Stock and/or Management Stock from 7 days prior to and until 180 days after the effective date of the Registration Statement filed pursuant to Section 2 hereof, or such earlier time consented to by the managing underwriters.

            (B)  If

              (1)   any Holder of Registrable Stock and/or Management Stock entitled to do so requests registration of Registrable Stock under Section 3 hereof (other than in a registration initiated pursuant to Section 2 hereof, the priorities with respect to which shall be covered by Section 8(A) above), and

              (2)   the offering proposed to be made is to be an underwritten public offering, and

              (3)   the managing underwriters of such public offering furnish a written opinion that the total amount of Securities to be included in such offering would exceed the maximum amount of Securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such Securities and without materially and adversely affecting such offering, then the relative rights to participate in such offering of the Holders of Registrable Stock, the Holders of Management Stock, the Holders of other Securities having the right to include such Securities in such registration, and the Company shall be in the following order of priority:

              First:    The Person or Persons (including the Company in the case of an offering initiated by the Company) requesting such registration and the Holders of Other Registrable Stock shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; and then

              Second:    The Holders of Registrable Conversion Stock shall be entitled to participate pro rata among themselves in accordance with the number of shares of Registrable Conversion Stock which each such Holder shall have requested be registered (for the purposes of this clause, Securities convertible into or exchangeable or exercisable for Common to be treated as if they were so converted or exchanged or exercised immediately prior to the filing of the Registration Statement covering such registration; and then

              Third:    The Holders of Registrable Warrant Stock shall be entitled to participate; and then

              Fourth:    The Holders of Management Stock shall be entitled to participate pro rata among themselves in accordance with the number of shares of Management Stock which each such Holder shall have requested be registered; and then

              Fifth:    If such registration shall have been requested by a Person or Persons other than the Company, the Company shall be entitled to include Securities in such registration; and then

              Sixth:    All other Holders of other Securities having the right to include such Securities in such registration shall be entitled to participate with the relative priorities, if any, as shall exist among them;

    and no Securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for public sale or other public disposition or otherwise sold, including a sale pursuant to Rule 144, by the Company or any Holder of Registrable Stock and/or Management Stock from 7 days prior to and until the expiration of 180 days after the effective date of the Registration Statement in which Registrable Stock and/or Management Stock was included pursuant to Section 3 hereof, or such earlier time consented to by the managing underwriters.

          9.    Sale of Convertible Preferred to Underwriter.    Notwithstanding anything in this Agreement to the contrary, in lieu of converting any shares of Convertible Preferred prior to or simultaneously with the filing or the effectiveness of any Registration Statement filed pursuant to this Agreement, the Holder of such Convertible Preferred may sell such Convertible Preferred to the underwriter of the offering being registered if such underwriter consents thereto and if such underwriter undertakes to convert such Convertible Preferred before making any distribution pursuant to such Registration Statement and to include the Conversion Stock among the Securities being offered pursuant to such Registration Statement. The Company agrees to cause the Conversion Stock to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

          10.    Grant of Subsequent Registration Rights.    The Company may not grant registration rights to subsequent investors in the Company unless such rights are subordinate to the rights of the Holders of Registrable Stock or the grant of such rights is consented to by the Holders of not less than 60% of the then outstanding Registrable Conversion Stock. Notwithstanding the foregoing, so long as any shares of Registrable Stock exist, the Company shall not grant to any Holder of its Securities other than Registrable Stock the right to include such Securities in any Registration Statement filed pursuant to Section 2 hereof without the consent of the Holders of not less than 60% of the then outstanding Registrable Conversion Stock, except as contemplated pursuant to the definition of Management Shareholders herein.

          11.    Miscellaneous

            (A)    Remedies.    Each of the parties to this Agreement will be entitled to enforce his or its rights under this Agreement specifically, to recover damages by reason of a breach of a provision of this Agreement, and to exercise all other rights existing in his or its favor. The parties agree and acknowledge that money damages might not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion obtain from any court of competent jurisdiction specific performance or injunctive relief in order to enforce (or prevent any violations of) the provisions of this Agreement (without any bond or other security being required), and-waive the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

            (B)    Further Execution.    The parties hereto agree to execute any additional documents or instruments necessary to carry out the purposes of this Agreement.

            (C)    Governing Law.    The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed in that state.

            (D)    Descriptive Headings.    The descriptive headings herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the Sections at the beginnings of which they appear.

            (E)    Severability.    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            (F)    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

            (G)    Entire Agreement.    This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof.

            (H)    Assignability of Registration Rights.    The registration rights set forth in this Agreement shall accrue to each subsequent Holder of Registrable Stock who consents in writing to be bound by the terms and conditions of this Agreement; but not to any subsequent Holder of Management Stock other than any of (i) a nominee for such Management Shareholder, (ii) an Affiliate of such Management Shareholder, (iii) the spouse or any lineal descendant of a Management Shareholder (a "Relative") and (iv) a trust or family partnership for the sole benefit of one or more of such Management Shareholder and/or one or more of such Management Shareholder's Relatives, which transferee, in any such case, consents in writing to be bound by the terms and conditions of this Agreement.

            (I)    Notices.    All communications provided for hereunder shall be in writing and delivered by hand or by first-class or certified mail, postage prepaid or, nationally recognized overnight courier to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been received on the day of personal delivery, next day when sent by overnight courier or five business days after such mailing:

      If to any Holders of Registrable Stock, addressed to such Holders at their addresses as shown on the books of the Company or its transfer agent (and if to FdG, with a copy to Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, Attention: Nancy Fuchs);

      If to the Company, to:

      Golf Galaxy, Inc.
      7725 Washington Ave. South, Ste.250
      Edina, Minnesota 55439
      Attention: President

    or, as to any Holder of Registrable Stock or the Company, to such other persons or at such other addresses as shall be furnished by any such party by like notice to the other parties.

            (J)    Termination.    All rights under this Agreement shall terminate as to any Holder of Registrable Stock and/or Management Stock at such time as such Holder is free to sell all shares of Registrable Stock held by such Holder pursuant to Rule 144(k) under the Securities Act or a comparable exemption from registration that enables the Holder to sell all shares of Registrable Stock and/or Management Stock held by such Holder without registration under the Securities Act and without restriction as to the manner of sale or otherwise. This Agreement shall terminate at such time as no shares of Profonma Conversion Stock exist.

            (K)    Amendments.    This Agreement may be amended, modified or supplemented (other than to add a Management Shareholder as a party hereto) only by a written instrument executed by the Company, Holders of not less than 60% of the then existing shares of Registrable Stock, and in the event any such action adversely affects the rights or interests of the Holders of Management Stock, Holders of not less than a majority of the then existing shares of Management Stock. Any term, covenant, agreement or condition in this Agreement may be waived (either generally or in particular instances and either retroactively or prospectively) by written instruments signed by the Company and Holders of not less than 60% of the existing shares of Registrable Stock, and in the event any such action adversely affects the rights or interests of the Holders of Management Stock, Holders of not less than a majority of the then existing shares of Management Stock. Any such waiver shall be limited to its express terms and shall not be termed a waiver of any other term, covenant, agreement or condition.

            (L)    Status of Amended and Restated Registration Rights Agreement dated July 9, 1999.    This Agreement amends and replaces in its entirety the Amended and Restated Registration Rights Agreement dated July 9, 1999 among the Company, the Investors (except Musicland), Zanatta and Maanum, which shall have no further force or effect.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Registration Rights Agreement as of the day and year first written above.

ATTEST:	GOLF GALAXY, INC.
/s/ GREGORY B. MAANUM	/s/ RANDALL K. ZANATTA
Secretary	By:	Randall K. Zanatta
	Its:	President

The terms of the foregoing Registration Rights Agreement are approved, agreed to and accepted by the undersigned as of the day and year first written above.
WILLIAM BLAIR CAPITAL PARTNERS V, L.P.
By:	William Blair Capital Management, L.L.C.
Its:	General Partner
/s/ GREGG S. NEWMARK
By:	Gregg S. Newmark
Its:	Managing Director

The terms of the foregoing Registration Rights Agreement are approved, agreed to and accepted by the undersigned as of the day and year first written above.
/s/ GREGORY B. MAANUM GREGORY B. MAANUM

The terms of the foregoing Registration Rights Agreement are approved, agreed to and accepted by the undersigned as of the day and year first written above.
/s/ RANDALL K. ZANATTA RANDALL K. ZANATTA

The terms of the foregoing Registration Rights Agreement are approved, agreed to and accepted by—the undersigned as of the day and year first written above.
PRIMUS CAPITAL FUND IV LIMITED PARTNERSHIP
By:	Primus Venture Partners IV Limited Partnership, its General Partner
By:	Primus Venture Partners IV, Inc., its General Partner
/s/ WILLIAM C. MULLIGAN
By:	William C. Mulligan
Its:	Executive Vice President
PRIMUS EXECUTIVE FUND LIMITED PARTNERSHIP
By:	Primus Venture Partners IV Limited Partnership; its General Partner
By:	Primus Venture Partners IV, Inc., its General Partner
/s/ WILLIAM C. MULLIGAN
By:	William C. Mulligan
Its:	Executive Vice President

The terms of the foregoing Registration Rights Agreement are approved, agreed to and accepted by the undersigned as of the day and year first written above.
FdG CAPITAL PARTNERS LLC
By:	FdG Capital Associates LLC
/s/ M. ANTHONY FISHER
By:	M. Anthony Fisher
Its:	Manager
FdG-CHASE CAPITAL PARTNERS LLC
By:	FdG Capital Associates LLC
/s/ M. ANTHONY FISHER
By:	M. Anthony Fisher
Its:	Manager

The terms of the foregoing Registration Rights Agreement are approved, agreed to and accepted by the undersigned as of the day and year first written above.
THE MUSICLAND GROUP, INC.
/s/ JACK W. EUGSTER
By:	Jack W. Eugster
Its:	Chairman, CEO & President

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AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT